Rule 424(b)(3)
                                                File No. 33-48128
 Pricing Supplement:  3
                                                 Dated 5-OCT-95
 (To Prospectus dated May 25, 1994, and
 Prospectus Supplement dated June 15, 1995)


                   E. I. du Pont de Nemours and Company

                        Medium-Term Notes, Series G
                 Due Nine Months or More From Date of Issue
                              (Fixed Rate)

 DSE-CUSIP:  26353L HH7

 Principal Amount: $50,000,000

 Interest Payment Dates:  1 May
                          1 November

 Issue Price:             100.00

 Original Issue Date:  11-OCT-95

 Maturity Date:        11-OCT-00

 Interest Rate:        6.21%

 Form: (X)  Book-Entry
       ( )  Certificated


 -----------------------------------------------------------------

 Redemption:

 	(X) The Notes cannot be redeemed prior to Maturity Date.

 	( ) The Notes may be redeemed prior to Maturity Date.
               Initial Redemption Date:
               Initial Redemption Price:
               Annual Redemption Price Reduction:

 Repayment:

	(X) The notes cannot be repaid prior to Maturity Date.

	( ) The Notes may be repaid prior to Maturity Date.
               Initial Repayment Date:
               Initial Repayment Price:
               Annual Repayment Price Reduction:

 Discount Note:
 	( )Yes   (X)No
               Total Amount of OID:
               Yield to Maturity:
               Initial Accrual period OID:

 Agents' Commission: .45%

 Agents:  CS First Boston Corporation
          Goldman, Sachs & Co.
          Morgan Stanley & Co., Inc.
	  Merrill Lynch & Co.
          J. P. Morgan Securities, Inc.